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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) Of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 6, 2007


                             APOPGEE ROBOTICS, INC.
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             (Exact name of registrant as specified in its chapter)


         COLORADO                   0-12792                      84-0916585
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(State or other jurisdiction      (Commission                   (IRS Employer
     of incorporation)            File Number)               Identification No.)

330 Clematis Street, Suite 217, West Palm Beach, Florida 33401
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: 800-341-2684
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

         Item 1.01-Entry into a Material Definitive Agreement

          On December 9, 1994 the Company and its wholly owned subsidiary AGV Acquisitions, Inc. filed voluntary Chapter 11 petitions under the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Colorado (case nos. 94-22194-MSK and 94-22193-CEM) which cases were Jointly Administered. On June 17, 2997 the cases were converted to a Chapter 7 bankruptcy. As a result of the filing, all of our properties were transferred to a United States Trustee and we terminated all of our business operations. The Bankruptcy Trustee has disposed of all of the assets. On February 24, 2006 this Chapter 7 bankruptcy was closed by the U.S. Bankruptcy Court District of Colorado. On September 7, 2006 a Motion to Reopen Chapter 7 case was filed by the Trustee, which Motion was withdrawn in February 2007.

         For at least the past approximate ten years, the registrant has not engaged in any business operations, and has not, filed the reports required by the Securities and Exchange Commission since the quarter ended March 31, 1997. In addition, on or about April 1, 1998 the Colorado Secretary of State revoked the registrant's corporate charter. Accordingly, the registrant had abandoned its business.

         Pursuant to its Order dated February 6, 2007 (the "Order"), the District Court, Larimer County, Colorado appointed Corporate Services International, Inc. custodian of the registrant pursuant to for the purposes of appointing new officers and directors and with full authority to conduct the affairs of the Registrant as stated in C.R.S.A. ss. 7-114-303(3)(II)(b) which allows the Custodian to exercise all powers of the Board of Directors and Officers. Corporate Services International, Inc. is a personal services corporation for which Michael Anthony is the sole shareholder, officer and director.

         In accordance with Order, and in furtherance of the purposes thereof, Corporate Services International appointed Michael Anthony as sole interim Director and President. In addition, the Registrant hired Corporate Services International for the purpose of assisting the Registrant in its efforts to salvage value for the benefit of its shareholders. Corporate Services International has also agreed to advise the Registrant as to potential business combinations.

         On March 7, 2007 Corporate Services International agreed to contribute a total of $40,000 as paid in capital to the Registrant in exchange for 31,500,000 shares of restricted common stock. The registrant is to use these funds to pay the costs and expenses necessary to revive the registrant's business operations. Such expenses include, without limitation, fees to reinstate the registrant's corporate charter with the state of Colorado; payment of all past due franchise taxes; settling all past due accounts with the registrant's transfer agent; accounting and legal fees; costs associated with bringing the registrant current with its filings with the Securities and Exchange Commission, etc.

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SECTION 3 - SECURITIES AND TRADING MARKETS

         Item 3.02 - Unregistered Sale of Equity Securities

         On March 7, 2007, the registrant issued to Corporate Services International, 31,500,000 shares of its common stock, representing 63.39% of the total issued and outstanding shares of common stock, in exchange for $40,000. See Item 1.01 above.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

         Item 4.01 - Changes in Registrant's Certifying Accountant

         (a)(1) Previous Independent Accountants. The Company's previous independent accountants were Hein & Associates, LLP in Denver, Colorado. Since approximately June 1997, the registrant has not had any contact with Hein & Associates, LLP. At the time that the Company ceased communicating with Hein & Associates, LLP there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and as of the date of this filing no such disagreements have arisen.

         (a)(2) Engagement of New Independent Accountant. On April 20, 2007, the registrant engaged Michael F. Cronin, CPA, Winter Springs Florida as its independent auditor.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

         Item 5.01- Changes in Control of Registrant

         Pursuant to the Order and the arrangement with Corporate Services International, the registrant issued to Corporate Services International 31,500,000 shares of its common stock representing approximately 63.39% of its common stock outstanding as of on March 7, 2007. See Item 1.01, above.

         Item 5.02 - Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers Back To Table Of Contents

         Pursuant to the Order, Michael Anthony has been appointed sole director and officer of the registrant. See 1.01, above

SECTION 8 - OTHER EVENTS

         Item 8.01 - Other Events

         At the direction of Michael Anthony, the registrant intends to update all regulatory filings and establish business operations that will enhance shareholder value.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

         16.01    Letter from Hein & Associates, LLP dated August 23, 2007.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2007                        APOGEE ROBOTICS


                                             By: /s/ Michael Anthony
                                                 ----------------------------
                                                 Name: Michael Anthony
                                                 Title: President